                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant    |X|
Filed by a Party other than the Registrant  |_|
Check the appropriate box:
|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material under ss. 240.14a-12

                           MARKWEST HYDROCARBON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)   Total fee paid:
--------------------------------------------------------------------------------

      |_|   Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

--------------------------------------------------------------------------------
(2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
(3)   Filing Party:

--------------------------------------------------------------------------------
(4)   Date Filed:

--------------------------------------------------------------------------------

[LOGO] MARKWEST

                                                                  April 30, 2001

Dear Fellow Stockholder:

      This year's Annual Meeting of Stockholders will be held at the Company's headquarters, 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000, on June 28, 2001, at 10:00 a.m. MDT. You are cordially invited to attend. The matters to be considered at the meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. The Company's Board of Directors recommends the following actions: (a) the election of management's three nominees to serve as class II directors and (b) the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

      To be certain that your shares are voted at the Annual Meeting, whether or not you plan to attend in person, you should sign, date and return the enclosed proxy as soon as possible. Your vote is important.

      At the Annual Meeting, our management team will review the Company's activities during the past year and its plans for the future. An opportunity will be provided for questions by the stockholders. We will be serving light refreshments at which time you will have an additional opportunity to meet with management. I hope you will be able to join us.

                                            Sincerely,


                                            /s/ John M. Fox

                                            John M. Fox
                                            Chairman of the Board,
                                            President and Chief
                                            Executive Officer

                           MARKWEST HYDROCARBON, INC.

                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS

                           to be held on June 28, 2001

TO THE STOCKHOLDERS OF MARKWEST HYDROCARBON, INC.:

      Notice is hereby given that the Annual Meeting of Stockholders of MarkWest Hydrocarbon, Inc. (the "Company"), will be held at 10:00 a.m., MDT, on June 28, 2001, at the Company's headquarters, 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000, for the following purposes:

      1. To elect three class II directors to hold office for a three-year term expiring at the Annual Meeting of Stockholders occurring in 2004 or until the election and qualification of their respective successors.

      2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

      3. To transact such other business as may properly come before the meeting.

      The Board of Directors has fixed the close of business on April 30, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only stockholders of record as of the close of business on such date are entitled to notice of and to vote at the meeting.

      We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy.

                                             By Order of the Board of Directors,


                                             /s/ Gerald A. Tywoniuk

                                             Gerald A. Tywoniuk
                                             Secretary

Dated: April 30, 2001

    STOCKHOLDERS UNABLE TO ATTEND THIS MEETING ARE URGED TO DATE AND SIGN THE
            ENCLOSED PROXY AND TO RETURN IT IN THE ENCLOSED ENVELOPE.

                           MARKWEST HYDROCARBON, INC.

                                 PROXY STATEMENT

                                       For
                         ANNUAL MEETING OF STOCKHOLDERS
                           to be held on June 28, 2001

      This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of MarkWest Hydrocarbon, Inc. (the "Company") in connection with the solicitation by the Company's Board of Directors of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on June 28, 2001, at 10:00 a.m. MDT at the Company's headquarters, 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000, and at any adjournment or postponement thereof. This Proxy Statement and the accompanying form of proxy will be sent or given to stockholders beginning on or before May 21, 2001, together with the Company's 2000 Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission. The Annual Report does not constitute a part of the proxy soliciting material.

Purposes of the Annual Meeting

      At the Annual Meeting, holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock") will be asked to consider and vote upon the following matters:

      1. To elect three class II directors to hold office for a three-year term expiring at the Annual Meeting of Stockholders occurring in 2004 or until the election and qualification of their respective successors.

      2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

      3. To transact such other business as may properly come before the meeting.

Record Date; Quorum; Vote Required

      The Board of directors has fixed the close of business on April 30, 2001 as the record date for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only stockholders of record at the Record Date are entitled to notice of and to vote at the meeting or at any adjournment or postponement thereof. As of such date, there were 8,569,322 shares of Common Stock of the Company issued and 8,477,044 shares outstanding. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock as of the Record Date is necessary to constitute a quorum for the conduct of business at the Annual Meeting. Each share of Common Stock outstanding at the Record Date entitles the holder to one vote on each proposal that may properly come before the Annual Meeting. Directors are elected by a plurality of the votes of the shares entitled to vote on the election and present, in person or by proxy, at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock represented in person or by properly executed proxy is required to ratify the selection of accountants, as set forth in Proposal Two. There is no cumulative voting in the election of directors.

Proxies

All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no direction is made, the proxy will be voted FOR the election of the nominees for class II directors named in this Proxy Statement and FOR ratification of the selection of PricewaterhouseCoopers. Although the Company has no reason to believe that any of the nominees is not available for election, properly executed proxies will be voted for the election of such substitute nominees as may be designated by the Board.

      Any shares of Common Stock present at the Annual Meeting, including broker non-votes and shares that abstain from voting, shall on any matter (or a "withhold vote for" as to a director)be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting. With respect to the approval of Proposals One and Two, abstentions will have the same effect as a vote against the nominee or proposal. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a broker non-vote), those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as entitled to vote with respect to such matters and therefore will not impact the vote.

      A stockholder giving the enclosed proxy may revoke it at any time before the vote is cast at the Annual Meeting by delivery to the Secretary of the Company a written notice of termination of the proxy's authority or a duly executed proxy or ballot bearing a later date.

      The enclosed proxy is being solicited by the Board of Directors of the Company on behalf of the Company. The Company will pay all expenses in connection with the solicitation of proxies. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile or personal calls. Although no compensation will be paid for such solicitation of proxies, the Company may also request banks and brokers to solicit their customers who have a beneficial ownership interest in the Company's Common Stock, registered in the names of nominees. The Company will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The Company will also bear the entire cost of the preparation, printing, assembly and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders.

      The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the meeting. However, if any other matters are properly brought before the meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

      The Company's principal executive offices are located at 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000, telephone (303) 290-8700.

                                   Proposal I

                              ELECTION OF DIRECTORS

      The business and affairs of the Company are managed under the direction of its Board of Directors, which is currently comprised of seven members. The Board of Directors is divided into three classes, designated Class I, Class II and Class III, respectively. The members of each class are elected to serve a three-year term, with the terms of office of each class ending in successive years.

      The term of the existing Class II directors expires at the Annual Meeting to be held June 28, 2001, and three Class II directors will be elected at the Annual Meeting to hold office until the Annual Meeting to be held in the year 2004 or until their respective successors are elected and qualified. Brian T. O'Neill and Barry W. Spector are the incumbent Class II directors. Mr. O'Neill, Mr. Spector, and in addition, Mr. William A. Kellstrom (who has served on the Board of Directors since May 2000) received the Board's nomination for election at the Annual Meeting. The persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of Mr. O'Neill, Mr. Spector, and Mr. Kellstrom unless otherwise directed. Mr. O'Neill, Mr. Spector, and Mr. Kellstrom have consented to being named as a nominee, but in case either is not a candidate at the Annual Meeting, which is not presently anticipated, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee at their discretion. Biographical information regarding each of the nominees as well as the remaining member of the Board, is set forth below under "Nominees and Members of the Board of Directors."

      Directors are elected by a plurality of the votes of the shares entitled to vote in the election and, present, in person or by proxy, at the Annual Meeting.

              THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR"
                THE THREE NOMINEES TO SERVE AS CLASS II DIRECTORS

Nominees and Members of the Board of Directors

      The Class II directors whose terms will expire at the Annual Meeting are Brian T. O'Neill and Barry W. Spector, and in addition, Mr. William A. Kellstrom's term will expire. The terms of the incumbent Class I and Class III directors expire at the 2003 and 2002 Annual Meetings, respectively. Vacancies on the Board may be filled by the affirmative vote of a majority of the remaining directors then in office. A director elected to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve until the next annual meeting.

      The Company's directors and executive officers are as follows:

                                                  Class and Year
                                                  in Which the
      Name*                          Age          Term will Expire
      -----                          ---          ----------------

      Brian T. O'Neill                53          Class II/2001
      Barry W. Spector                49          Class II/2001
      William A. Kellstrom(1) (2)     59             **/2001
      John M. Fox                     61          Class III/2002
      Donald D. Wolf (1) (2)          57          Class III/2002
      Arthur J. Denney                52          Class I/2003
      Karen L. Rogers(2)              45          Class I/2003
      Gerald A. Tywoniuk              39          Not applicable
      Robert F. Garvin                61          Not applicable
      Randy S. Nickerson              39          Not applicable

*All executive officers hold office at the discretion of the Board. **Filled vacancy in May 2000
(1)  Member of the Compensation Committee
(2)  Member of the Audit Committee

     --------------

Biographical Information

                   Directors Standing for Election - Class II

      Brian T. O'Neill has been MarkWest's Senior Vice President and Chief Operating Officer and a member of the Board of Directors since its inception in April 1988. Mr. O'Neill has 25 years of experience in NGLs and natural gas marketing and served as a Marketing Manager for Western Gas Resources, Inc., specializing in gas acquisition and sales, new business development and NGL marketing from 1982 to 1987. Mr. O'Neill holds a bachelor's degree in advertising and psychology from the University of Florida and a master's degree in international marketing and finance from the American Graduate School of International Management.

      Barry W. Spector has been a member of the Board of Directors of the Company since September 1995. Mr. Spector has practiced law as a sole practitioner since 1979. Mr. Spector's practice emphasizes oil and gas law, with a particular emphasis in natural gas contracts, marketing and property acquisitions, and divestitures. Mr. Spector holds a bachelor's degree in biology and a juris doctorate from the University of Denver.

      William A. Kellstrom has been a member of the Board of Directors since May 2000. He has held a variety of managerial positions in the natural gas industry since 1968. They include distribution, pipelines and marketing. He held various management and executive positions with Enron Corp. including Executive Vice President, Pipeline Marketing and Senior Vice President, Interstate Pipelines. In 1989 he created and was President of Tenaska

Marketing Ventures, a gas marketing company for the Tenaska Power Group. From 1992 until 1997 he was with NorAm Energy Corporation (since merged with Reliant Energy, Incorporated) where he was President of the Energy Marketing Company and Senior Vice President, Corporate Development. Mr. Kellstrom has an engineering degree from Iowa State University and an MBA from the University of Illinois. He retired in 1997 and does some occasional energy consulting.

                         Directors Continuing in Office
               Class III--Term Expires at the 2002 Annual Meeting

      John M. Fox has been MarkWest's President and Chief Executive Officer and a member of the Board of Directors since its inception in April 1988. Mr. Fox was a founder of Western Gas Resources, Inc., a company listed on the New York Stock Exchange, and was its Executive Vice President and Chief Operating Officer from 1972 to 1986. Mr. Fox holds a bachelor's degree in engineering from the United States Air Force Academy and a master of business administration degree from the University of Denver.

      Donald D. Wolf has been a member of the Board of Directors since May 1999. Mr. Wolf has a diversified 35-year career in the oil and gas industry. He held positions with Sun Oil Co. and Bow Valley Exploration in Canada before moving to Denver in 1974, where he was employed by Tesoro Petroleum and Southland Royalty Co. In 1977 he co-founded Terra Marine Energy Co., which was sold in 1980 to Southport Exploration. In 1981 Mr. Wolf founded General Atlantic Energy Co., where he was Chairman and Chief Executive Officer when it merged with UMC Petroleum in 1994. Mr. Wolf resigned from UMC in May 1996 as President and Chief Operating Officer and joined Westport Resources Corporation, where he continues to serve as Chairman and Chief Executive Officer. Mr. Wolf holds a bachelor's degree in business administration from Greenville College.

                Class I--Term Expires at the 2003 Annual Meeting

      Arthur J. Denney has been the Company's Senior Vice President of Engineering and Project Development since January 1997 and a member of the Board of Directors since June 1996. Prior to that, Mr. Denney served as the Company's Vice President of Engineering and Business Development since January 1990. Mr. Denney has more than 26 years of experience in gas gathering, gas processing and natural gas liquids (NGL) businesses. From 1987 to 1990, Mr. Denney served as Manager of Business Development for Laird Petroleum, Inc. From 1974 to 1987, Mr. Denney was employed by Enron Gas Processing Co. in a variety of positions, including seven years as its Rocky Mountain Regional Manager for Business Development. Mr. Denney holds a bachelor's degree in mechanical engineering and a master of business administration degree from the University of Nebraska.

      Karen L. Rogers has more than 21 years of experience in energy finance and corporate banking. From 1978 to 1983, Ms. Rogers held positions with First Bank Minneapolis, including opening and managing the company's first loan production office specializing in energy lending. In 1983, Ms. Rogers joined the Denver office of RepublicBank Dallas. RepublicBank subsequently became known as NationsBank, which is now Bank of America. When Ms. Rogers resigned in 1997 to spend more time with her family, she was Senior Vice President and Manager of NationsBank Energy Group Denver, Inc. Currently, Ms. Rogers is working in an advisory capacity for Wells Fargo Bank West N.A. in its Energy and Minerals Group. Ms. Rogers holds a bachelor's degree in economics from Ripon College.

                            Other Executive Officers

      Gerald A. Tywoniuk was appointed Vice President of Finance and Chief Financial Officer in April 1997. Mr. Tywoniuk is a Canadian Chartered Accountant with 19 years of experience in accounting, planning, information systems, finance and management. From August 1993 to March 1997, Mr. Tywoniuk was Controller and Vice President-Controller of Echo Bay Mines Ltd. ("Echo Bay"), a gold mining, exploration and development company. From September 1985 to July 1993, he held a variety of corporate and mine site roles with Echo Bay. Prior to September 1985, Mr. Tywoniuk was employed with two public accounting firms, including KPMG. Mr. Tywoniuk holds a bachelor of commerce degree from the University of Alberta.

      Robert F. Garvin joined MarkWest in 1995 as Manager, Exploration. Mr. Garvin has been the Company's Vice President of Exploration since April 1996. From 1988 to 1995, Mr. Garvin was Manager, Exploration, for an affiliate of the Company. Mr. Garvin has more than 33 years of oil and gas industry experience. During his career, Mr. Garvin has been employed as a geologist by Phillips Petroleum Company, Duncan Oil Properties, Excel Energy Corporation, Ecological Engineering Systems and has been a self-employed geologist. Mr. Garvin holds a bachelor's degree in geology from Westminster College and a master's degree in geology from the University of Utah.

      Randy S. Nickerson joined MarkWest in 1995 as Manager, New Projects. He served as General Manager of the Michigan Business Unit until 1997 and now serves as a Vice President and the General Manager of the Appalachia Business Unit. From 1984 to 1990, Mr. Nickerson worked for Chevron USA and Meridian Oil Inc. in various process and project engineering positions. From 1990 to 1995, Mr. Nickerson was a Senior Project Manager and Regional Engineering Manager for Western Gas Resources, Inc. Mr. Nickerson holds a bachelor's degree in chemical engineering from Colorado State University.

Meetings of the Board of Directors and Certain Committees

      During the fiscal year ended December 31, 2000, the Board of Directors met four times. All of the directors attended all meetings of the Board of Directors and meetings of the committees (except one director for one meeting) on which they served. The Board of Directors and its committees also act from time to time by written consent in lieu of meetings.

      The Board of Directors of the Company has standing Audit and Compensation Committees. The Board of Directors has no standing Nominating Committee or committee performing a similar function.

      Compensation Committee.The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for the Company's officers and employees and administers the Company's 1996 Stock Incentive Plan (the "Stock Incentive Plan") and the Company's 1996 Incentive Compensation Plan (the "Incentive Compensation Plan"). During fiscal 2000, the Compensation Committee held one meeting and also undertook its responsibilities through written action. The current members of the Compensation Committee are Mr. Wolf and Mr. Kellstrom.

      Audit Committee. The Audit Committee aids management in the establishment and supervision of the Company's financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent accountants prior to the presentation of financial statements to stockholders, and as appropriate, initiates inquiries into aspects of the Company's financial affairs. During fiscal 2000, the Audit Committee held five meetings. The current members of the Audit Committee are Ms. Rogers, Mr. Wolf and Mr. Kellstrom.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires executive officers and directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5 with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

      Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers, directors and holders of 10% or more of the Company's Common Stock, the company has identified the following person who failed to file such forms on a timely basis with the Commission, as required by section 16(a), during the most recent fiscal year. MWHC Holding, Inc. will file a Form 4 late for the month of November, 2000, which report will cover one transaction.

      The Company is not aware of any other failure to file a Section 16(a) form with the SEC or any transaction that was not reported on a timely basis which was required to be so reported. The Company believes that its executive officers, directors and 10% beneficial owners complied with all other applicable
Section 16(a) filing requirements.

Compensation of Directors

      Directors who are employees of the Company receive no compensation, as such, for services as members of the Board. All directors who are not employees of the Company receive an attendance fee of $2,000 for each board meeting or committee meeting attended in person by that director and $700 for each board meeting or committee meeting in which such director participates by telephone. All directors are reimbursed for out-of-pocket expenses incurred in connection with attending board and committee meetings. In addition, pursuant to the Company's 1996 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), as amended in June 1997 and December 1999, each non-employee director (a) received options to purchase 1,000 shares of Common Stock at the time of approval of the Non-Employee Director Plan by the Board of Directors in July 1996 and (b) beginning December 1999, receives options to purchase an additional 1,000 shares of Common Stock biannually thereafter (previously 500 options on the day after each annual meeting of the Company's stockholders). The Non-Employee Director Plan currently provides for the initial grant of options to purchase 1,000 shares of Common Stock to each newly appointed non-employee director upon the date on which such person becomes a director of the Company. Directors who are also employees of the Company do not receive any additional stock incentive compensation for serving on the Board of Directors.

                             EXECUTIVE COMPENSATION

      The following table sets forth the cash and noncash compensation earned for fiscal years 2000, 1999 and 1998 by the Company's Chief Executive Officer and the four other highest paid officers, whose salary and bonus exceeded $100,000 for services rendered ("Named Executive Officers").

                           Summary Compensation Table


                                                                  Annual Compensation              Long-Term Compensation
                                                         ------------------------------------  -------------------------------
                                                                                                 Securities
                                                                                                 Underlying      All Other
                                                           Fiscal     Salary        Bonus         Options       Compensation
Name and Principal Positions                                Year      ($) (1)      ($) (2)        (#) (3)         ($) (4)
-------------------------------------------------------  ------------------------------------  -------------------------------
                                                            2000     $ 179,196    $  78,270         6,476      $   13,600
John M. Fox ...........................................     1999       155,552       83,536         6,818          14,054
   President and Chief Executive Officer                    1998       160,408           --         5,029          10,427

                                                            2000       179,673       78,270         7,726          13,600
Brian T. O'Neill ......................................     1999       167,064       83,536        11,068          14,984
   Senior Vice President and Chief Operating Officer        1998       160,408           --        24,056          10,427

Arthur J. Denney ......................................     2000       164,797       72,346         6,062          13,184
   Senior Vice President of Engineering and Project         1999       154,538       77,064        11,544          14,669
   Management                                               1998       147,902           --        31,716           9,614

Gerald A. Tywoniuk ....................................     2000       148,495       66,423         9,397          11,798
   Vice President of Finance, Chief Financial Officer       1999       139,090       71,384         7,812          13,214
   and Secretary                                            1998       133,633           --        44,571           8,816

Randy S. Nickerson ....................................     2000       141,432       62,013         9,088          11,301
   Vice President and General Manager, Appalachia           1999       125,444       62,515        13,854          11,905
   Business Unit                                            1998       113,575           --        35,304           7,382

(1)   Represents actual salary earned in each respective fiscal year.

(2) Represents actual bonus earned in each respective fiscal year. Bonuses are paid to all employees in quarterly installments based on year-to-date performance in May, August, and December with the balance paid in March of the following year in accordance with provisions of the Incentive Compensation Plan.

(3) 1998 options include options repriced on October 1, 1998. Net new options granted in 1998 were as follows: Mr. Fox--5,029; Mr. O'Neill--10,721; Mr. Denney--11,376; Mr. Tywoniuk--12,133; and Mr. Nickerson--10,841.

(4) Represents actual Company contributions under the Company's 401(k) Savings and Profit Sharing Plan.

      Option Grants. The following table summarizes options granted during fiscal year 2000 to the Named Executive Officers.

                          Option Grants in Fiscal 2000

                                Individual Grants

                           Number of      Percent of                                        Potential Realizable Value
                          Securities    Total Options                                       at Assumed Annual Rates of
                          Underlying      Granted to                                         Stock Price Appreciation
                            Options      Employees in    Exercise Price     Expiration           for Option Term
                          Granted (#)    Fiscal 2000       ($/Share)           Date       ------------------------------
Name                                                                                            5%            10%
------------------------------------------------------------------------------------------------------------------------
John M. Fox                    3,286         2.2           $    8.75         07/26/10       $  15,191     $  42,932
    and................        3,190         2.1               11.25         12/07/10          22,569        57,195
Brian T. O'Neill               4,536         3.0                8.75         07/26/10          24,961        63,256
    and................        3,190         2.1               11.25         12/07/10          22,570        57,196
Arthur J. Denney               3,037         2.0                8.75         07/26/10          16,712        42,352
    and................        3,025         2.0               11.25         12/07/10          21,402        54,237
Gerald A. Tywoniuk             4,038         2.7                8.75         07/26/10          22,220        56,311
    and................        5,359         3.5               11.25         12/07/10          37,915        96,084
Randy S. Nickerson             3,853         2.5                8.75         07/26/10          21,202        53,731
    and................        5,235         3.5               11.25         12/07/10          37,038        93,861

      Option Values. The following table summarizes the value of the options held at the end of fiscal year 2000 by the Named Executive Officers. None of the Named Executive Officers exercised any options during fiscal year 2000.

                          Fiscal Year-End Option Values

                                                                   Number of Securities              Value of Unexercised
                                                                  Underlying Unexercised            In-the-Money Options at
                                                            Options at End of Fiscal 2000 (#)     End of Fiscal 2000 ($) (1)
                                                           --------------------------------------------------------------------
Name                      Shares Acquired       Value         Exercisable       Unexercisable     Exercisable   Unexercisable
                          on Exercise (#)   Realized ($)
-------------------------------------------------------------------------------------------------------------------------------
John M. Fox                      0           $   --              21,272             17,206        $    52,128   $  32,240
Brian T. O'Neill                 0               --              34,979             28,914             79,668      53,593
Arthur J. Denney                 0               --              38,398             30,670             80,941      59,278
Gerald A. Tywoniuk               0               --              22,776             33,177             19,444      45,191
Randy S. Nickerson               0               --              28,953             35,598             47,876      59,285

-------------------------
(1) Value based on the difference between the closing price of the Company's Common Stock as reported by the American Stock Exchange on December 31, 2000, and the option exercise price per share multiplied by the number of shares subject to the option.

      401(k) and other Compensation Plans. In addition to annual salary, executive officers of the Company also receive compensation pursuant to the Stock Incentive Plan, the Incentive Compensation Plan and the 401(k) Savings and Profit Sharing Plan. See discussion of the Stock Incentive Plan under "Compensation Vehicles--Stock Option Program." See discussion of the 401(k) Savings and Profit Sharing Plan under "Compensation Vehicles--Savings Plan; Benefits."

      The Incentive Compensation Plan provides for cash incentive awards to executives and employees of the Company in varying amounts and is administered by the Compensation Committee of the Company's Board of Directors. The Incentive Compensation Plan was effective as of January 1, 1996. The Incentive Compensation Plan lists seven tiers for determining eligibility: Tiers One and One-A includes all executive level employees; Tiers Two and Two-B includes all management level employees; Tier Three includes all mid-level exempt employees; Tier Four includes all lower-level exempt employees; and Tier Five includes certain nonexempt employees. An incentive award is based upon the financial performance of the Company compared to corporate goals for the year in question. Incentive payments under the Incentive Compensation Plan are paid periodically throughout the year. The purpose of the Incentive Compensation Plan is to reward and provide incentives for executives and employees of the Company by providing them with an opportunity to acquire cash rewards, thereby increasing their personal interest in the Company's continued success and progress.

      For fiscal year 2000, the Company made profit sharing payments under the 401(k) Savings and Profit Sharing Plan of approximately $0.5 million, and incentive compensation payments under the Incentive Compensation Plan of approximately $1.5 million.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is composed of two non-employee directors. The Committee is responsible for developing and approving the Company's executive compensation policies. In addition, the Compensation Committee determines on an annual basis the compensation to be paid to the Chief Executive Officer and to each of the other executive officers of the Company. The overall objectives of the Company's executive compensation program are to provide compensation that will attract and retain superior talent and reward performance.

Compensation Philosophy. The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers whose contributions are critical to the long-term success of the Company. Periodically, the compensation levels of executive officers are compared to survey information to ensure the Company's compensation levels are competitive. Actual compensation levels may be greater than competitive levels in surveyed companies based upon annual and long-term Company performance, as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by the Company's or an individual executive officer's circumstances. The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and stockholders. Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as profitability, performance relative to competitors and consummation of strategic projects or acquisitions. Individual performance is evaluated by reviewing organizational and management development progress against set objectives and the degree to which teamwork and Company values are fostered.

Compensation Vehicles. The Company has had a successful history of using a simple total compensation program that consists of cash-and equity-based compensation. The components of the Company's compensation program for its executive officers include base salary, performance-based cash bonuses, and long-term incentive compensation in the form of stock options and restricted stock awards.

      Base Salary

      The Chief Executive Officer makes annual recommendations regarding the base salaries of the executive officers (other than the Chief Executive Officer) to the Compensation Committee. Base salaries for the executive officers are intended to be based on the average of fixed compensation levels for comparable management personnel employed by peer companies of a similar size to the Company. In general, 2000 base salaries reflected a 4.25% increase. In making base salary recommendations, the Chief Executive Officer also takes into account individual experience and performance and specific issues particular to the Company. The Compensation Committee generally approves the Chief Executive Officer's recommendations with respect to base salaries for other executive officers.

      Performance-Based Cash Bonuses

      Under the Incentive Compensation Plan, bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives relating to net income. The net income target is determined by the Board of Directors early in fiscal year or during the last quarter of the prior year. The size of the fund available for such bonuses increases in relation to the extent to which such objectives are exceeded. The Committee allocates the fund among the executive officers based on a percentage of the executive's salary ranging from approximately 0% to 64% and all other non-union employees depending on the net income goals as established at the beginning of the year. If the base performance criteria are met, each executive officer is entitled to a base bonus amount equal to that percentage of the executive officer's base salary. A similar approach is used for all other non-union personnel at differing percentage levels.

      For fiscal 2000, the Company exceeded its net income goals set forth in the Incentive Compensation Plan. As a result, executive officers received bonuses under the plan at a 43.9% level. Such bonuses are paid in quarterly installments based on year-to-date performance in May, August, December 2000 and March 2001 in accordance with the provisions of the Plan.

      Stock Option Program

      Stock options and restricted stock awards are granted to executive officers under the Stock Incentive Plan. The objectives of the Stock Incentive Plan are to align executive and stockholder long-term interests by creating a strong and direct link between executive pay and stockholder return, and to enable executives to develop and maintain a significant long-term ownership position in the Company's Common Stock.

      The Stock Incentive Plan authorizes the Board of Directors or a committee of non-employee directors to grant stock options, restricted stock and other types of awards to executive officers. To date, the only type of awards granted to executive officers under the Stock Incentive Plan have been stock options. All stock options currently outstanding were granted at an option price at least equal to the fair market value of the Company's Common Stock on the date of grant, generally have ten-year terms and generally become exercisable in installments over a four-year period.

      Stock options may be granted upon commencement of employment based on the recommendation of the Chief Executive Officer. In determining whether to recommend additional option grants to an executive officer, the Chief Executive Officer typically considers the individual's performance and any planned change in functional responsibility. Neither the profitability of the Company nor the market value of its stock are considered in setting the amount of executive officer stock option grants. The stock option position of executive officers is reviewed on an annual basis. The Company's policy is generally to grant stock options biannually. The determination of whether or not additional options will be granted is based on a number of factors, including Company performance, individual performance and levels of options granted at the competitive median for the Company's peer group.

      Savings Plan; Benefits

      The Company makes a matching contribution under the Company's 401(k) Savings and Profit Sharing Plan. The Company may also make a discretionary profit sharing payment annually to executives and other employees under this plan based upon the financial performance of the Company compared to corporate goals for the year in question. In addition, the Company provides medical and other miscellaneous benefits to executive officers that are generally available to Company employees. The amount of perquisites did not exceed 10% of total annual salary and bonus for any executive officer during the fiscal year 2000.

      Non-Competition, Non-Solicitation and Confidentiality Agreement and Severance Plan

      The Company has entered into Non-Competition, Non-Solicitation and Confidentiality Agreements (the "Non-Competition Agreements") with certain key employees, including the Named Executive Officers. As a result of signing the Non-Competition Agreements, key employees are eligible for the 1997 Severance Plan (the "Severance Plan"). The Severance Plan provides for payment of benefits in the event that (i) the employee terminates his or her employment for "good reason" (as defined), (ii) the employee's employment is terminated "without cause" (as defined), (iii) the employee's employment is terminated by reason of death or disability or (iv) the employee voluntarily resigns. In the case of
(i), (ii) and (iii) above, the employee shall be entitled to receive base salary and continued medical benefits for a period ranging from six months to twenty-four months, depending upon the employee's status at the time of the termination. In the case of (iv) above, the employee shall be entitled to receive base salary for a period ranging from one month to six months and continued medical benefits for a period ranging from one month to six months. In either case, the aggregate amount of benefits paid to an employee shall in no event exceed twice the employee's annual compensation during the year immediately preceding the termination.

Chief Executive Officer Compensation

      Base Salary. The base salary of the Chief Executive Officer is established by and is subject to adjustment by the Compensation Committee. Factors taken into consideration in the determination of the Chief Executive Officer's base salary include the base salaries for chief executive officers of the Company's peer group, historical compensation practices at the Company and the general experience of the Compensation Committee members in dealing with compensation matters at other energy companies.

      Bonuses and Stock Option Awards. As a result of the Company exceeding its net income goals set forth in the Incentive Compensation Plan, Mr. Fox received a bonus of $78,270 for fiscal year 2000 under the Incentive Compensation Plan. Such bonus was paid in quarterly installments in May, August and December 2000 and March 2001 in accordance with the Plan provisions. During fiscal year 2000, Mr. Fox received 6,476 options. Mr. Fox has not been granted any restricted stock under the Stock Incentive Plan to date.

      Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to the Company's Chief Executive Officer and certain other highly compensated executive officers. Qualifying "performance-based" compensation will not be subject to the deduction limit if certain requirements are met. The Company anticipates that incentive-based compensation paid in excess of $1 million will be deductible under Section 162(m). The Compensation Committee believes, however, that there may be circumstances in which the Company's interests are best served by providing compensation that is not fully deductible under Section 162(m) and reserves the ability to exercise discretion to authorize such compensation.

                                                     Compensation Committee
                                                     William A. Kellstrom
                                                     Donald D. Wolf

                             AUDIT COMMITTEE REPORT

      The Audit Committee is comprised of independent directors as required by the listing standards of AMEX. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

      This report of the Audit Committee describes the responsibilities and considerations of the Audit Committee with respect to the year ended December 31, 2000. The information contained in the Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall the information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

      The Audit Committee is comprised of Karen L. Rogers, William A. Kellstrom, and Donald W. Wolf. The role of the Audit Committee is to oversee Markwest's financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2000 with management and the independent auditors.

      Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors have discussed with the Audit Committee the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, our independent auditors have provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from Markwest. The Audit Committee has also considered whether the independent auditor's provision of non-audit services is compatible with maintaining the independent auditors' independence and determined that it is.

      Based on the reports, reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                                   Audit Committee
                                                   Karen L. Rogers
                                                   William A. Kellstrom
                                                   Donald D. Wolf

                                PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on the Company's Common Stock for the period from October 9, 1996 (the date the Company's Common Stock became publicly traded), through December 31, 2000, with the cumulative total return on the S&P 500 Index and an index of peer companies constructed by the Company. Each company in the peer group is publicly traded, generates a portion of its total revenue from the gathering, processing and marketing of NGLs, or is commonly included by equity analysts in a peer group.

                               [PERFORMANCE CHART]

------------------------------------------------------------------------------------------------------------
 Total Return Analysis
                              10/9/1996    12/31/1996   12/31/1997    12/31/1998   12/31/1999   12/31/2000
------------------------------------------------------------------------------------------------------------
 MarkWest Hydrocarbon          $ 100.00     $ 147.62      $ 209.53     $  85.72     $  61.91     $ 107.15
------------------------------------------------------------------------------------------------------------
 Peer Group (1)                $ 100.00     $ 118.00      $ 143.50     $  67.16     $ 113.77     $ 279.53
------------------------------------------------------------------------------------------------------------
 S&P 500                       $ 100.00     $ 106.80      $ 142.42     $ 183.12     $ 221.65     $ 201.46
------------------------------------------------------------------------------------------------------------

(1) Consists of Midcoast Energy Resources, Inc., Mitchell Energy and Development, Transmontaigne, Inc. and Western Gas Resources, Inc.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 19, 2001, (i) by each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) by each of the Named Executive Officers, (iii) by each of the Company's directors and nominees for directors, and (iv) by all directors and executive officers as a group. The Company believes that the persons and entities named in the table have sole voting and investing power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

                    Beneficial Ownership As of March 19, 2001

                                                                      Options
                                                                    Exercisable     Total Shares      Percent of
                                                    Number of     Within 60 Days    Beneficially         Total
                  Shareholder                         Shares        of March 19         Owned         Shares (1)
-------------------------------------------------------------------------------------------------------------------
MWHC Holding, Inc. (2).........................     3,685,086             --         3,685,086             43.0%
     155 Inverness Drive West, Suite 200
     Englewood, Colorado 80112
FMR Corp. (3)..................................       835,200             --           835,200              9.7%
     82 Devonshire Street
     Boston, Massachusetts 021091
Wellington Management Company, LLP (4).........       738,600             --           738,600              8.6%
     75 State Street
     Boston, Massachusetts 02109
Dimensional Fund Advisors (5)..................       563,700             --           563,700              6.6%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, California 90401
John M. Fox (6)................................     4,079,453         21,272         4,100,725             47.7%
     155 Inverness Drive West, Suite 200
     Englewood, Colorado 80112
Brian T. O'Neill (7)...........................       433,377         34,979           468,356              5.4%
     155 Inverness Drive West, Suite 200
     Englewood, Colorado 80112
Arthur J. Denney (8)...........................        38,225         38,398            76,623              0.9%
Gerald A. Tywoniuk.............................        14,021         25,776            39,797               *
Robert F. Garvin...............................        10,145         15,875            26,020               *
Randy S. Nickerson.............................        10,577         28,953            39,530               *
Donald D. Wolf.................................         3,000          1,667             4,667               *
Barry W. Spector...............................         6,699          2,000             8,699               *
William A. Kellstrom...........................         3,000            334             3,334               *
Karen L. Rogers................................            --            334               334               *
All directors and executive
 officers as a group...........................     4,598,497        169,588         4,768,085             55.5%

-----------------------
* Less than 1.0%

(1) All percentages have been determined at March 19, 2001, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock that such person or group has the right to acquire within sixty days after March 19, 2001. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or group has the right to acquire within sixty days after March 19, 2001, is deemed to be outstanding for the purpose of computing the percentage ownership of such person or group. At March 19, 2001, a total of 8,663,627 shares of Common Stock were issued and 8,569,322 shares were outstanding. Options to acquire a total of 338,048 shares of Common Stock were exercisable within sixty days.

(2)   MWHC Holding, Inc., is an entity controlled by John M. Fox.

(3) Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission by FMR Corp. ("FMR") on February 14, 2001 with respect to shares held as of December 31, 2000. The Schedule 13G indicates that Fidelity Management & Research Company, a registered investment adviser and a wholly owned subsidiary of FMR, beneficially owns 731,800 shares; and Fidelity Management Trust Company, a bank and a wholly owned subsidiary of FMR, owns 103,400 shares. According to the Schedule 13G, FMR has sole voting power with respect to 103,400 shares and sole dispositive power with respect to 835,200 shares.

(4) Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission by Wellington Management Company, LLP ("Wellington") on February 12, 2001, with respect to shares held as of December 31, 2000. The Schedule 13G indicates that Wellington has shared voting power with respect to 462,700 shares and shared dispositive power with respect to 738,600 shares.

(5) Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission by Dimensional Fund Advisors, Inc. ("Dimensional") on February 2, 2001, with respect to shares held as of December 31, 2000. The Schedule 13G indicates that Dimensional has sole voting and dispositive power with respect to 563,700 shares.

(6) Includes an aggregate of 171,901 shares held in the Brent A. Crabtree Trust and the Carrie L. Crabtree Trust (the "Crabtree Trusts"), for which Mr. Fox is the Trustee. Also includes 101,857 shares held by The MaggieGeorge Foundation, for which certain family members of Mr. Fox are directors. Also includes all shares owned directly by MWHC Holding, Inc., an entity controlled by Mr. Fox. As a result of Mr. Fox's control of MWHC Holding, Inc., Mr. Fox may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares beneficially owned by MWHC Holding, Inc. Mr. Fox disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Exchange Act and also disclaims beneficial ownership of the shares held in the Crabtree Trusts and by the MaggieGeorge Foundation.

(7) Includes all shares owned directly by Erin Investments, Inc., an entity controlled by Mr. O'Neill. As a result of Mr. O'Neill's control of Erin Investments, Inc., Mr. O'Neill may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares beneficially owned by Erin Investments, Inc. Mr. O'Neill disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act.


(8) Includes 400 shares held by Mr. Denney as custodian for his two minor children.

                              CERTAIN TRANSACTIONS

Investments with Affiliate

      The Company, through its wholly owned subsidiary, MarkWest Resources, Inc. ("MarkWest Resources"), holds varied undivided interests in several exploration and production assets ("E&P assets") owned jointly with MAK-J Energy Partners Ltd. ("MAK-J"), which owns a 51% or 25% undivided interest in such properties. The general partner of MAK-J is a corporation owned and controlled by John M. Fox, President and Chief Executive Officer of the Company. The properties are held pursuant to a participation and operations agreement entered into between MarkWest Resources and MAK-J. MarkWest Resources is the operator under such agreement. As the operator, MarkWest Resources is obligated to provide certain engineering, administrative and accounting services to the venture. The agreement provides for a monthly fee payable to MarkWest Resources for all such expenses. Conflicts of interest may arise regarding these oil and gas activities, including decisions regarding expenses and capital expenditures and the timing of the development and exploitation of the properties. Management nevertheless believes that the terms of the Company's co-investments with MAK-J are as favorable to the Company as could have been obtained from unaffiliated third parties. As of December 31, 2000, MarkWest had invested $12.0 million in E&P assets owned jointly with MAK-J. At December 31, 2000, MarkWest had receivables in the normal course of business due from MAK-J for approximately $2,242,000 and payables due to MAK-J for approximately $773,000.

      Mr. Fox has agreed that as long as he is an officer or director of the Company and for two years thereafter, he will not, directly or indirectly, participate in any future oil and gas exploration or production activities with the Company except and to the extent that the Company's independent and disinterested directors deem it advisable and in the best interests of the Company to include one or more additional participants, which participants may include entities controlled by Mr. Fox. In January 2001, pursuant to this procedure, MarkWest Resources and Mak-J jointly acquired additional properties in the San Juan Basin for $7.5 million (with interests being 75% and 25% respectively), to be operated in accordance with the procedures outlined in the above paragraph. Additionally, Mr. Fox has agreed that as long as he is an officer or director of the Company and for two years thereafter, he will not, directly or indirectly, participate in any future oil and gas exploration or production activity that may be in competition with exploration or production activities of the Company except and to the extent that Mr. Fox has first offered the Company the opportunity to participate in that activity and the Company's independent and disinterested directors deem it advisable and in the best interests of the Company not to participate in that activity.

Other Relationships

      Donald D. Wolf, a member of the Board of Directors, is Chairman and Chief Executive Officer of Westport Resources Corporation, which is a party to certain 1997 contracts with indirect subsidiaries of MarkWest for transportation, treating and processing services in western Michigan. No services were performed in the last fiscal year pursuant to these contracts. The terms of these contracts were negotiated on an arm's length basis prior to Mr. Wolf's 1999 election to the Board of Directors.

Legal Fees Paid to Director

      Barry W. Spector, a director of the Company, periodically provides legal services to the Company. During 2000, the Company paid Mr. Spector legal fees of approximately $37,000 in return for such services. Fees incurred during 2000 exceeded five percent of Mr. Spector's gross revenues during fiscal year 2000.

Related Party Indebtedness

      MarkWest Hydrocarbon Partners, Ltd. ("MarkWest Partnership"), predecessor to MarkWest Hydrocarbon, Inc., periodically extended offers to partners and employees to purchase initial or additional interests in MarkWest Partnership. Such partners and/or employees provided MarkWest Partnership with promissory notes as part of the purchase price for such interests. According to the terms of such promissory notes, interest accrued at 7 percent, and payments were required for the greater of accrued interest or distributions made by MarkWest Partnership to partners in excess of the partner's income tax liability. As part of MarkWest Partnership's reorganization (the "Reorganization") immediately prior to the Company's initial public offering in October 1996, the remaining indebtedness under such promissory notes was replaced by promissory notes owed to the Company. Effective July 1, 1999, the interest rate on the notes was reduced from 7 percent to 5.25 percent. Interest is payable annually, and full payment of principal is due on October 8, 2001. An aggregate of approximately $169,000 principal amount of such notes was outstanding as of December 31, 2000.

Future Transactions

      The terms of any future transactions between the Company and its directors, officers, principal stockholders or other affiliates, or the decision to participate or not participate in transactions offered by the Company's directors, officers, principal stockholders or other affiliates will be approved by a majority of the Company's independent and disinterested directors. The Company's Board of Directors will use such procedures in evaluating their terms as are appropriate considering the fiduciary duties of the Board of Directors under Delaware law. In any such review the Board may use outside experts or consultants including independent legal counsel, secure appraisals or other market comparisons, refer to generally available statistics or prices or take such other actions as are appropriate under the circumstances. Although such procedures are intended to ensure that transactions with affiliates will be on an arm's length basis, no assurance can be given that such procedures will produce such result.

                                  PROPOSAL TWO
                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

      The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2001, and recommends that the stockholders ratify that appointment. PricewaterhouseCoopers LLP has no relationship with the Company other than that arising from its engagement as independent accountants. Representatives of PricewaterhouseCoopers LLP will be present at the 2001 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock represented at the 2001 Annual Meeting is required to ratify this appointment.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF
               PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS

                             INDEPENDENT ACCOUNTANTS

      Audit Fees. The aggregate fees of PricewaterhouseCoopers LLP for the audit of the Company's financial statements at and for the fiscal year ended December 31, 2000 and reviews of the Company's Quarterly Reports on Form 10-Q were approximately $69,000, of which an aggregate of approximately $26,000 has been billed through December 31, 2000.

      Financial Information Systems and Implementation Fees. The aggregate fees of PricewaterhouseCoopers LLP for professional services for financial information systems design and implementation rendered by PricewaterhouseCoopers LLP to the Company for the fiscal year ended December 31, 2000 were $0, of which an aggregate of $0 has been billed through December 31, 2000.

      All Other Fees. The aggregate fees for services other than those discussed above rendered by PricewaterhouseCoopers LLP to the Company for the fiscal year ended December 31, 2000 were approximately $24,000 of which an aggregate of approximately $24,000 has been billed through December 31, 2000.

                       2000 ANNUAL REPORT TO SHAREHOLDERS

      Included with this Proxy Statement is the Company's 2000 Annual Report on Form 10-K for the fiscal year ended December 31, 2000. The Company will provide, without charge, an additional copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, upon written request to Gerald A. Tywoniuk, Secretary, at the Company's principal offices, 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000. Each request must set forth a good faith representation that, as of April 30, 2001, the person making the request was a beneficial owner of the Common Stock. The exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 may be obtained by any stockholder upon written request to Gerald A. Tywoniuk. Each person making any such request will be required to pay a fee of $0.25 per page to cover the Company's expenses in furnishing such exhibits. Such materials are available on the company's website www.markwest.com or www.freedgar.com.

                                  OTHER MATTERS

      The Board of Directors knows of no other matters other than those that are described in this Proxy Statement that may be brought before the meeting. However, if any other matters are properly brought before the Annual Meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

      Whether or not you plan to attend the Annual Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed return envelope.

                      PROPOSALS FOR THE NEXT ANNUAL MEETING

      Any proposal by a stockholder to be presented at the year 2002 annual meeting must be received at the Company's principal executive offices at 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000, no later than December 31, 2001. Stockholder proposals for the 2002 annual meeting that are submitted to the company on or before April 6, 2002 may, at the discretion of the Company, be voted on at the 2002 annual meeting. All proposals received after April 6, 2002 will be considered untimely.

                                      By Order of the Board of Directors,


                                      /s/ Gerald A. Tywoniuk

                                      Gerald A. Tywoniuk
                                      Secretary

Dated: April 30, 2001

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER
                           MARKWEST HYDROCARBON, INC.

                                  ORGANIZATION

      There shall be a committee of the Board of Directors of MarkWest Hydrocarbon, Inc., to be known as the Audit Committee. The Audit Committee shall be composed of at least three directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. In addition, each Audit Committee member shall be financially literate, and at least one member shall have accounting or finance experience. The Board shall select one Audit Committee member to be chairman. A majority shall constitute a quorum.

                               STATEMENT OF POLICY

      The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the directors, the independent auditors, the internal auditors, if any, and the financial management of the corporation.

                                RESPONSIBILITIES

      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the Audit Committee will:

      a. Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries. The independent auditor's ultimate accountability is to the Board of Directors and the Audit Committee, as representatives of shareholders, and these shareholder representatives' ultimate authority and responsibility is to select, evaluate, and where appropriate, replace the outside auditor.

      b. Meet with the independent auditors and financial management of the corporation to review the scope and fees of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors.

      c. Receive from the independent auditors a formal written statement delineating all relationships between the auditor and the company and actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take appropriate action to oversee the independence of the outside auditor. Review non-audit fees and services provided by the independent auditors to determine what effect, if any, these services may have on their independence.

      d. Review with the independent auditors, the Company's internal auditors, if any, and financial and accounting personnel, the adequacy and effectiveness of the accounting and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review Company policy statements to determine their adherence to the code of conduct.

      e. Evaluate the need to establish an internal audit function.

      f. Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Similarly, review with independent auditors the quarterly financial results prior to their release. Any changes in accounting principles should be reviewed.

      g. Review with the independent auditors the quality of the company's accounting principles and the adequacy of the company's policies and procedures. The review should include the clarity of the company's financial disclosures and degree of aggressiveness or conservatism of the company's accounting principles, underlying estimates, and other significant decisions made by management.

      h. Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

      i. Review accounting and financial human resources and succession planning within the Company.

      j. Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

      k. Report in the company's proxy statement (as required by the SEC) on the Audit Committee's review and discussion of the audit financial statements, discussion with independent auditors the matters noted above, receipt of written disclosure from auditors concerning their independence and whether it recommended to the Board of Directors that the audited financial statements be included in the Form 10-K.

      l. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

Periodic Review of Charter:

      The Audit Committee, with the assistance of counsel and the company's independent auditors, shall reassess the adequacy of its charter on an annual basis to ensure consistency with changing needs and compliance with all legal and regulatory requirements.

Meetings and Reporting:

      The Audit Committee shall normally meet at least two times annually, with additional meetings held as considered necessary. The Audit Committee chairman shall request that members of management and representatives of the independent auditors be present at the meetings. The meetings may include executive sessions with management and the independent auditors. In addition, the Audit Committee may meet separately.

                                   DEFINITIONS

Independent

      The following persons shall not be considered independent:

      (a) a director who is employed by the corporation or any of its affiliates for the current year or any of the past three years;

      (b) a director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service;

      (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer.

      (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments that exceed 5% of the corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

      (e) a director who is employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

                   [Excerpt from American Stock Exchange rule]

Accounting or Finance Experience

      Past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

                   [Excerpt from American Stock Exchange rule]

PROXY                                          THIS PROXY IS SOLICITED ON BEHALF
                                                       OF THE BOARD OF DIRECTORS

                           MARKWEST HYDCRCARBON, INC.
                       155 Inverness Drive West, Suite 200
                         Englewood, Colorado 80112-5000

      The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated April 30, 2001, appoints Gerald A. Tywoniuk and Arthur J. Denney proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock and MarkWest Hydrocarbon, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of MarkWest Hydrocarbon, Inc. (the "Company") to be held on June 28, 2001 at the Company's headquarters, 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000 at 10:00 a.m., MDT., and any adjournment or postponement thereof.


1. ELECTION OF               |_| FOR Brian T. O'Neill          |_| WITHHOLD AUTHORITY to vote for Brian T. O'Neill
   CLASS II DIRECTORS
                             |_| FOR Barry W. Spector          |_| WITHHOLD AUTHORITY to vote for Barry W. Spector

                             |_| FOR William A. Kellstrom      |_| WITHHOLD AUTHORITY to vote for William A. Kellstrom

2. RATIFICATION OF           |_| FOR the ratification of       |_| AGAINST the  ratification of  |_| ABSTAIN  from voting on
   INDEPENDENT ACCOUNTANTS       PricewaterhouseCoopers            PricewaterhouseCoopers             the ratification of
                                 LLP as the Company's              LLP as the Company's               PricewaterhouseCoopers
                                 independent accountants for       independent accountants for        LLP as the Company's
                                 the fiscal year ending            the fiscal year ending             independent accountants
                                 December 31, 2001                 December 31, 2001                  for the fiscal year ending
                                                                                                      December 31, 2001

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all of the above items.

      Please sign exactly as your name appears hereon. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. If signing in a representative capacity, please indicate title and authority.

                                      ------------------------------------------
                                      Signature

                                      ------------------------------------, 2001
                                      Date

PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.